Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1410

Office Properties Income Trust Announces Second Quarter 2019 Results
Since January 1, 2019, Have Sold or Currently Have Under Agreement to Sell 54 Properties for $683.8 Million
Second Quarter Net Loss Available for Common Shareholders of $64.8 Million, or $1.35 Per Share
Second Quarter Normalized FFO Available for Common Shareholders of $79.3 Million, or $1.65 Per Share
Occupancy Increased 200 Basis Points in the Second Quarter to 91.6%
Completed 571,000 Square Feet of Leasing in the Second Quarter

Newton, MA (August 2, 2019): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter and six months ended June 30, 2019.

David Blackman, President and Chief Executive Officer of OPI, made the following statement:

"We continue to make progress on our disposition program. Since the beginning of the year, we have sold 40 properties for $336.5 million and currently have an additional 14 properties under agreement to sell for $347.3 million. We also continue to market 16 additional properties with an estimated value of approximately $235.0 million. In addition, on July 1, 2019, we sold our shares in The RMR Group for net proceeds of approximately $105.0 million, while achieving a 261.0% net return on this investment. On the operations front, we continued our leasing momentum having entered new and renewal leases for an aggregate of approximately 571,000 square feet and consolidated occupancy increased to 91.6% from 89.6% last quarter."

Results for the Quarter Ended June 30, 2019:

Net loss available for common shareholders for the quarter ended June 30, 2019 was $64.8 million, or $1.35 per diluted share, compared to net income available for common shareholders of $29.6 million, or $1.20 per diluted share, for the quarter ended June 30, 2018. Net loss available for common shareholders for the quarter ended June 30, 2019 includes a $66.1 million, or $1.38 per diluted share, unrealized loss on equity securities related to OPI's investment in The RMR Group Inc., or RMR Inc., and a $2.4 million, or $0.05 per diluted share, loss on impairment of real estate, partially offset by certain net revenue events recorded during the quarter ended June 30, 2019 totaling $8.2 million, or $0.17 per diluted share, including a $7.4 million early termination fee related to a single tenant property located in San Jose, CA. Net income available for common shareholders for the quarter ended June 30, 2018 includes a $17.3 million, or $0.70 per diluted share, gain on sale of real estate, a $10.3 million, or $0.42 per diluted share, unrealized gain on equity securities and the reversal of $2.2 million, or $0.09 per diluted share, of previously accrued business management incentive fee expense. The weighted average number of diluted common shares outstanding was 48.0 million for the quarter ended June 30, 2019 and 24.8 million for the quarter ended June 30, 2018.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Normalized funds from operations, or Normalized FFO, available for common shareholders for the quarter ended June 30, 2019 were $79.3 million, or $1.65 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended June 30, 2018 of $51.3 million, or $2.07 per diluted share.

Reconciliations of net income (loss) available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to FFO available for common shareholders and Normalized FFO available for common shareholders for the quarters ended June 30, 2019 and 2018 appear later in this press release.

Results for the Six Months Ended June 30, 2019:

Net loss available for common shareholders for the six months ended June 30, 2019 was $30.8 million, or $0.64 per diluted share, compared to net income available for common shareholders of $35.9 million, or $1.45 per diluted share, for the six months ended June 30, 2018. Net loss available for common shareholders for the six months ended June 30, 2019 includes a $44.0 million, or $0.92 per diluted share, unrealized loss on equity securities and a $5.6 million, or $0.12 per diluted share, loss on impairment of real estate, partially offset by a $22.1 million, or $0.46 per diluted share, net gain on sale of real estate and certain net revenue events totaling $8.2 million, or $0.17 per diluted share, including a $7.4 million early termination fee related to a single tenant property located in San Jose, CA. Net income available for common shareholders for the six months ended June 30, 2018 includes a $23.3 million, or $0.94 per diluted share, unrealized gain on equity securities and a $17.3 million, or $0.70 per diluted share, net gain on sale of real estate, partially offset by a $5.8 million, or $0.23 per diluted share, loss on impairment of real estate. The weighted average number of diluted common shares outstanding was 48.0 million for the six months ended June 30, 2019 and 24.8 million for the six months ended June 30, 2018.

Normalized FFO available for common shareholders for the six months ended June 30, 2019 were $152.5 million, or $3.17 per diluted share, compared to Normalized FFO available for common shareholders for the six months ended June 30, 2018 of $105.4 million, or $4.26 per diluted share.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to FFO available for common shareholders and Normalized FFO available for common shareholders for the six months ended June 30, 2019 and 2018 appear later in this press release.

Leasing and Occupancy Results:

During the quarter ended June 30, 2019, OPI entered new and renewal leases for an aggregate of 571,000 rentable square feet at weighted (by rentable square feet) average rents that were 5.3% below prior rents for the same space. The weighted (by rentable square feet) average lease term for these leases was 6.7 years and leasing concessions and capital commitments for these leases were $15.4 million, or $4.01 per square foot, per lease year.

As of June 30, 2019, 91.6% of OPI’s total rentable square feet was leased, compared to 89.6% as of March 31, 2019 and 94.0% as of June 30, 2018.

Pro Forma Same Property Results:

Pro forma results combine the results of OPI and Select Income REIT, or SIR, for the three months ended June 30, 2019 and 2018 as if the merger of SIR with OPI that closed on December 31, 2018, or the Merger, had occurred on January 1, 2018. Pro forma same property occupancy was 91.6% as of June 30, 2019, compared to 94.0% as of June 30, 2018. Pro Forma Same Property Cash Basis NOI was $107.3 million for the quarter ended June 30, 2019, which was a 2.9% decrease compared to the same period in 2018.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to Property NOI and Property Cash Basis NOI for the quarters ended June 30, 2019 and 2018 and a calculation of Pro Forma Same Property NOI and Same Property Cash Basis NOI for the quarter ended June 30, 2019 appear later in this press release.

Recent Property Disposition Activities:

In May 2019, OPI sold one property located in Buffalo, NY containing 121,711 rentable square feet for $16.9 million, excluding closing costs, and one vacant property located in Maynard, MA containing 287,037 rentable square feet for $5.0 million, excluding closing costs.

In June 2019, OPI sold a vacant land parcel located in Kapolei, HI containing 416,956 rentable square feet for $7.1 million, excluding closing costs.

In July 2019, OPI sold one property located in San Jose, CA containing 71,750 rentable square feet for $14.0 million, excluding closing costs, and one property located in Nashua, NH containing 321,800 rentable square feet for $25.0 million, excluding closing costs.

As of August 1, 2019, OPI has entered into agreements to sell the following 14 properties containing a combined 2.4 million rentable square feet for an aggregate sales price of $347.3 million, excluding closing costs:

Agreement Date	Location	Number of Properties	Square Feet	Gross Sales Price
April 2019	Hanover, PA	1	502,300	$6,000,000
May 2019	Arlington, TX	1	182,630	14,900,000
June 2019	Kansas City, KS	1	170,817	12,900,000
June 2019	Topeka, KS	1	143,934	15,600,000
June 2019	Rochester, NY	1	94,800	4,765,000
July 2019	Fremont, CA	1	100,728	25,500,000
July 2019	Columbia, SC	3	180,703	10,750,000
July 2019	San Diego, CA	1	148,488	26,300,000
July 2019	San Diego, CA	1	43,918	8,950,000
July 2019	Phoenix, AZ	1	122,646	16,600,000
July 2019	San Antonio, TX	1	618,017	198,000,000
July 2019	Windsor, CT	1	97,256	7,000,000
		14	2,406,237	$347,265,000

Recent Investment Activities:

As previously announced, on July 1, 2019, OPI completed its sale of 2,801,060 shares of class A common stock of RMR Inc., or RMR Inc. common stock, in an underwritten public offering at a price to the public of $40.00 per common share. OPI received $105.0 million in net proceeds, after underwriting fees and before other offering expenses, that it used to repay debt.

In July 2019, OPI entered into an agreement to acquire a land parcel near one of its properties located in Boston, MA for $2.9 million, excluding acquisition related costs.

Recent Financing Activities:

In June 2019, OPI repaid $65.0 million under its $300.0 million unsecured term loan due 2020 with cash on hand and proceeds from its disposition program. In July 2019, OPI repaid an additional $105.0 million under its term loan using proceeds from its sale of RMR Inc. common stock.

On July 15, 2019, OPI redeemed, at par plus accrued interest, all $350.0 million of its 3.75% senior notes due 2019 using cash on hand and borrowings under its revolving credit facility.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, Chief Financial Officer and Treasurer, Matthew Brown, and Vice President, Christopher Bilotto, will host a conference call to discuss OPI’s second quarter 2019 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, August 9, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10132500.

A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. Participants wanting to access the webcast should visit OPI’s website about five minutes before the call. The archived webcast will be available for replay on OPI’s website following the call for about one week. The transcription, recording and retransmission in any way of OPI’s second quarter conference call are strictly prohibited without the prior written consent of OPI.

Supplemental Data:

A copy of OPI’s Second Quarter 2019 Supplemental Operating and Financial Data is available for download at OPI’s website, www.opireit.com. OPI’s website is not incorporated as part of this press release.

Non-GAAP Financial Measures:

OPI presents certain “non-GAAP financial measures” within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO available for common shareholders, Normalized FFO available for common shareholders, Property NOI, Property Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, Pro Forma Same Property NOI and Pro Forma Same Property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to income (loss) from continuing operations, net income (loss) and net income (loss) available for common shareholders as indicators of OPI’s operating performance or as measures of OPI’s liquidity. These measures should be considered in conjunction with income (loss) from continuing operations, net income (loss) and net income (loss) available for common shareholders as presented in OPI's condensed consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a real estate investment trust, or REIT, along with income (loss) from continuing operations, net income (loss) and net income (loss) available for common shareholders. OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI’s operating performance between periods and with other REITs and, in the case of Property NOI, Property Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, Pro Forma Same Property NOI and Pro Forma Same Property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations at OPI's properties.

Please see the pages attached hereto for a more detailed statement of OPI’s operating results and financial condition and for an explanation of OPI’s calculation of FFO available for common shareholders, Normalized FFO available for common shareholders, Property NOI, Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP. OPI’s Pro Forma Same Property Cash Basis NOI as if the Merger had occurred on January 1, 2018 also are provided in the pages attached hereto. Such pro forma financial information is not necessarily indicative of OPI’s expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in OPI’s portfolio of investments, OPI’s capital structure, OPI's property level operating expenses and revenues, including rents expected to be received on OPI’s existing leases or leases OPI may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in the pro forma financial information and such differences could be significant.

OPI is a REIT focused on owning, operating and leasing properties primarily leased to single tenants and those with high credit quality characteristics such as government entities. OPI is managed by the operating subsidiary of RMR Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Office Properties Income Trust
Condensed Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Rental income	$176,032	$108,085	$350,809	$216,802

Expenses:
Real estate taxes	18,147	12,365	36,539	25,330
Utility expenses	7,470	6,018	16,851	12,707
Other operating expenses	29,692	21,599	59,828	44,436
Depreciation and amortization	73,913	42,671	151,434	86,875
Loss on impairment of real estate (1)	2,380	(316)	5,584	5,800
Acquisition and transaction related costs (2)	98	—	682	—
General and administrative (3)	8,744	4,449	17,467	14,055
Total expenses	140,444	86,786	288,385	189,203

Gain (loss) on sale of real estate (4)	(17)	17,329	22,075	17,329
Dividend income	980	304	1,960	608
Unrealized gain (loss) on equity securities (5)	(66,135)	10,321	(44,007)	23,252
Interest income	241	149	489	265
Interest expense (including amortization of debt premiums, discounts
and issuance costs of $2,863, $892, $5,704 and $1,856, respectively)	(35,348)	(23,304)	(72,481)	(46,070)
Loss on early extinguishment of debt	(71)	—	(485)	—
Income (loss) from continuing operations before income tax benefit
(expense) and equity in net losses of investees	(64,762)	26,098	(30,025)	22,983
Income tax benefit (expense)	130	(83)	(353)	(115)
Equity in net losses of investees	(142)	(629)	(377)	(1,206)
Income (loss) from continuing operations	(64,774)	25,386	(30,755)	21,662
Income from discontinued operations (6)	—	4,309	—	14,598
Net income (loss)	(64,774)	29,695	(30,755)	36,260
Preferred units of limited partnership distributions	—	(93)	—	(371)
Net income (loss) available for common shareholders	$(64,774)	$29,602	$(30,755)	$35,889

Weighted average common shares outstanding (basic)	48,049	24,763	48,040	24,762
Weighted average common shares outstanding (diluted)	48,049	24,766	48,040	24,763

Per common share amounts (basic and diluted):
Income (loss) from continuing operations	$(1.35)	$1.02	$(0.64)	$0.86
Income from discontinued operations	$—	$0.17	$—	$0.59
Net income (loss) available for common shareholders	$(1.35)	$1.20	$(0.64)	$1.45

See Notes on pages 7 and 8.

Office Properties Income Trust
Funds from Operations and Normalized Funds from Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Calculation of FFO and Normalized FFO available for common shareholders (7):
Net income (loss) available for common shareholders	$(64,774)	$29,602	$(30,755)	$35,889
Add (less): Depreciation and amortization:
Consolidated properties	73,913	42,671	151,434	86,875
Unconsolidated joint venture properties	1,410	2,185	3,161	4,370
FFO attributable to SIR investment	—	12,414	—	30,902
Loss on impairment of real estate (1)	2,380	(316)	5,584	5,800
Equity in earnings of SIR included in discontinued operations	—	(4,301)	—	(14,590)
(Gain) loss on sale of real estate (4)	17	(17,329)	(22,075)	(17,329)
Unrealized (gain) loss on equity securities (5)	66,135	(10,321)	44,007	(23,252)
FFO available for common shareholders	79,081	54,605	151,356	108,665
Add (less): Acquisition and transaction related costs (2)	98	—	682	—
Loss on early extinguishment of debt	71	—	485	—
Normalized FFO attributable to SIR investment	—	11,292	—	26,898
FFO attributable to SIR investment	—	(12,414)	—	(30,902)
Net gain on issuance of shares by SIR included in discontinued operations	—	(8)	—	(8)
Estimated business management incentive fees (3)	—	(2,150)	—	737
Normalized FFO available for common shareholders	$79,250	$51,325	$152,523	$105,390

Weighted average common shares outstanding (basic)	48,049	24,763	48,040	24,762
Weighted average common shares outstanding (diluted)	48,049	24,766	48,040	24,763

Per common share amounts:
Net income (loss) available for common shareholders (basic and diluted)	$(1.35)	$1.20	$(0.64)	$1.45
FFO available for common shareholders (basic)	$1.65	$2.21	$3.15	$4.39
FFO available for common shareholders (diluted)	$1.65	$2.20	$3.15	$4.39
Normalized FFO available for common shareholders (basic and diluted)	$1.65	$2.07	$3.17	$4.26
Distributions declared per share	$0.55	$1.72	$1.10	$3.44

(1)
OPI recorded an adjustment of $2,380 to reduce the carrying value of one property to its estimated fair value less costs to sell during the three months ended June 30, 2019. OPI recorded an adjustment of $2,757 to reduce the carrying value of one property to its estimated fair value less costs to sell and a $447 loss on impairment of real estate related to the disposal of a property portfolio consisting of 34 properties located in Northern Virginia and Maryland during the three months ended March 31, 2019. During the three months ended June 30, 2018, OPI recorded an adjustment of $322 to increase the carrying value of one property removed from held for sale status to its estimated fair value and an adjustment of $6 to reduce the carrying value of one property to its estimated fair value less costs to sell. OPI recorded a $6,116 loss on impairment of real estate in the three months ended March 31, 2018 to reduce the carrying value of three properties to their estimated fair value less costs to sell.

(2)	Acquisition and transaction related costs for the three and six months ended June 30, 2019 consist of costs incurred in connection with the Merger.

(3)
Incentive fees under OPI’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in OPI’s condensed consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, OPI recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although OPI recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), OPI does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. No estimated business management incentive fees were included in net income (loss) for the three and six months ended June 30, 2019. Net income for the three and six months ended June 30, 2018 includes the reversal of $2,150 previously accrued business management incentive fee expense and $737 of estimated business management incentive fee expense, respectively.

(4)	During the six months ended June 30, 2019, OPI recorded a $22,075 gain on the sale of one property. During the six months ended June 30, 2018, OPI recorded a $17,329 gain on the sale of one property.

(5)
Unrealized gain (loss) on equity securities represents the adjustment required to adjust the carrying value of OPI's investment in RMR Inc. common stock to its fair value as of June 30, 2019 and 2018. On July 1, 2019, OPI sold its entire investment in RMR Inc. common stock.

(6)	Income from discontinued operations includes operating results related to OPI's former equity method investment in SIR that OPI sold in October 2018.

(7)
OPI calculates funds from operations, or FFO, available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income (loss) available for common shareholders, calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, and the difference between FFO attributable to an equity investment and equity in earnings of SIR included in discontinued operations, but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to OPI. In calculating Normalized FFO available for common shareholders, OPI adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by OPI’s Board of Trustees when determining the amount of distributions to OPI’s shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI’s credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI’s expectation of its future capital requirements and operating performance and OPI’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than OPI does.

Office Properties Income Trust
Calculation and Reconciliation of Property NOI, Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Calculation of Property NOI and Property Cash Basis NOI:
Rental income (2)	$176,032	$108,085	$350,809	$216,802
Property operating expenses	(55,309)	(39,982)	(113,218)	(82,473)
Property NOI	120,723	68,103	237,591	134,329
Non-cash straight line rent adjustments included in rental income (2)	(5,667)	(2,744)	(12,461)	(5,835)
Lease value amortization included in rental income (2)	1,446	753	2,593	1,588
Lease termination fees included in rental income (2)	(8,867)	—	(9,161)	—
Non-cash amortization included in property operating expenses (3)	(121)	(121)	(242)	(242)
Property Cash Basis NOI	$107,514	$65,991	$218,320	$129,840

Reconciliation of Net Income (Loss) Available for Common Shareholders to Property NOI and Property Cash Basis NOI:
Net income (loss) available for common shareholders	$(64,774)	$29,602	$(30,755)	$35,889
Preferred units of limited partnership distributions	—	93	—	371
Net income (loss)	(64,774)	29,695	(30,755)	36,260
Income from discontinued operations	—	(4,309)	—	(14,598)
Income (loss) from continuing operations	(64,774)	25,386	(30,755)	21,662
Equity in net losses of investees	142	629	377	1,206
Income tax (benefit) expense	(130)	83	353	115
Loss on early extinguishment of debt	71	—	485	—
Interest expense	35,348	23,304	72,481	46,070
Interest income	(241)	(149)	(489)	(265)
Unrealized (gain) loss on equity securities	66,135	(10,321)	44,007	(23,252)
Dividend income	(980)	(304)	(1,960)	(608)
(Gain) loss on sale of real estate	17	(17,329)	(22,075)	(17,329)
General and administrative	8,744	4,449	17,467	14,055
Acquisition and transaction related costs	98	—	682	—
Loss on impairment of real estate	2,380	(316)	5,584	5,800
Depreciation and amortization	73,913	42,671	151,434	86,875
Property NOI	120,723	68,103	237,591	134,329
Non-cash amortization included in property operating expenses (3)	(121)	(121)	(242)	(242)
Lease termination fees included in rental income (2)	(8,867)	—	(9,161)	—
Lease value amortization included in rental income (2)	1,446	753	2,593	1,588
Non-cash straight line rent adjustments included in rental income (2)	(5,667)	(2,744)	(12,461)	(5,835)
Property Cash Basis NOI	$107,514	$65,991	$218,320	$129,840

Reconciliation of Property NOI to Same Property NOI (4) (5):
Rental income (2)	$176,032	$108,085	$350,809	$216,802
Property operating expenses	(55,309)	(39,982)	(113,218)	(82,473)
Property NOI	120,723	68,103	237,591	134,329
Less: NOI of properties not included in same property results
SIR assets acquired	(67,415)	—	(127,937)	—
Historical OPI assets	(395)	(11,800)	(4,388)	(24,036)
Same Property NOI	$52,913	$56,303	$105,266	$110,293

Calculation of Same Property Cash Basis NOI (4) (5):
Same property NOI	$52,913	$56,303	$105,266	$110,293
Add: Lease value amortization included in rental income (2)	289	500	607	1,047
Less: Non-cash straight line rent adjustments included in rental income (2)	(844)	(2,330)	(2,512)	(4,868)
Lease termination fees included in rental income (2)	(1,519)	—	(1,519)	—
Non-cash amortization included in property operating expenses (3)	(121)	(118)	(240)	(233)
Same Property Cash Basis NOI	$50,718	$54,355	$101,602	$106,239
See Notes on page 10.

(1)
The calculations of Property net operating income, or NOI, and Property Cash Basis NOI exclude certain components of net income (loss) available for common shareholders in order to provide results that are more closely related to OPI’s property level results of operations. OPI calculates Property NOI and Property Cash Basis NOI as shown above. OPI defines Property NOI as income from its rental of real estate less its property operating expenses. Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Property Cash Basis NOI as Property NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that it calculates the corresponding Property Cash Basis NOI amounts, except that it only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses Property NOI, Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate Property NOI, Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

(2)
OPI reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to OPI by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.

(4)	For the three months ended June 30, 2019 and 2018, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since April 1, 2018.

(5)	For the six months ended June 30, 2019 and 2018, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since January 1, 2018.

Office Properties Income Trust
Pro Forma Summary Same Property Results (1)
(dollars and square feet in thousands)
(unaudited)

	For the Three Months Ended
OPI (Excluding SIR Properties):	6/30/2019	6/30/2018
Leasable properties	112	112
Total sq. ft. (2)	13,474	13,474
Percent leased (3)	92.9%	94.3%
Same Property Cash Basis NOI (4)	$50,718	$54,355
Same Property Cash Basis NOI % change	(6.7%)

	For the Three Months Ended
SIR Properties:	6/30/2019	6/30/2018
		As reported	Less:
		SIR (excluding ILPT)	Dispositions (5)	Pro Forma SIR
Leasable properties (6)	97	100	(3)	97
Total sq. ft. (2)	15,835	16,956	(1,121)	15,835
Percent leased (3)	90.6%	87.5%	—%	88.7%
Same Property Cash Basis NOI (4)	$56,554	$55,519	$630	$56,149
Same Property Cash Basis NOI % change	0.7%

	For the Three Months Ended
Pro Forma Combined:	6/30/2019	6/30/2018
Leasable properties (6)	209	209
Total sq. ft. (2)	29,309	29,309
Percent leased (3)	91.6%	94.0%
Same Property Cash Basis NOI (4)	$107,272	$110,504
Same Property Cash Basis NOI % change	(2.9%)

(1)
OPI (excluding SIR properties) same property results for the three months ended June 30, 2019 and 2018, are based on properties owned continuously since April 1, 2018. SIR properties same property results for the three months ended June 30, 2019 and 2018, are based on properties SIR owned immediately prior to the Merger and which it had owned continuously since April 1, 2018 and which OPI owned continuously since that time. Pro forma combined same property results combine the same property results of OPI and SIR for the three months ended June 30, 2019 and 2018, as if the Merger had occurred on January 1, 2018. See calculation of Pro Forma Same Property Cash Basis NOI for the three months ended June 30, 2019 on page 12.

(2)	Subject to changes when space is remeasured or reconfigured for tenants.

(3)
Percent leased includes (i) space being fitted out for occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.

(4)	See page 10 for the definition of Property Cash Basis NOI, a description of why OPI believes it is an appropriate supplemental measure and a description of how OPI uses this measure.

(5)	Includes a vacant land parcel SIR sold in August 2018, a property OPI sold in May 2019 and a vacant land parcel OPI sold in June 2019.

(6)	Includes one leasable land parcel as of June 30, 2019.

Office Properties Income Trust
Calculation of Pro Forma Same Property NOI and Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	For the Three Months Ended June 30, 2019
	OPI (Excludes	SIR	Pro Forma
	SIR Properties)	Properties	Combined
Reconciliation of Property NOI to Same Property NOI: (2)
Rental income (3)	$88,663	$87,369	$176,032
Property operating expenses	(35,355)	(19,954)	(55,309)
Property NOI	53,308	67,415	120,723
Less: NOI of properties not included in same property results	(395)	—	(395)
Same Property NOI	$52,913	$67,415	$120,328

Calculation of Same Property Cash Basis NOI: (2)
Same property NOI	$52,913	$67,415	$120,328
Add: Lease value amortization included in rental income (3)	289	1,156	1,445
Less: Non-cash straight line rent adjustments included in rental income (3)	(844)	(4,669)	(5,513)
Lease termination fees included in rental income (3)	(1,519)	(7,348)	(8,867)
Non-cash amortization included in property operating expenses (4)	(121)	—	(121)
Same Property Cash Basis NOI	$50,718	$56,554	$107,272

(1)
See page 10 for the definitions of Property NOI and Property Cash Basis NOI, a description of why OPI believes they are appropriate supplemental measures and a description of how OPI uses these measures.

(2)
OPI (excluding SIR properties) same property results for the three months ended June 30, 2019 are based on properties owned continuously since April 1, 2018. SIR properties same property results for the three months ended June 30, 2019 are based on properties SIR owned immediately prior to the Merger and which it had owned continuously since April 1, 2018 and which OPI owned continuously since that time. Pro forma combined same property results combine the same property results of OPI and SIR for the three months ended June 30, 2019, as if the Merger had occurred on January 1, 2018.

(3)
OPI reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to OPI by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(4)
OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

Office Properties Income Trust
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Real estate properties:
Land	$875,019	$924,164
Buildings and improvements	2,941,375	3,020,472
Total real estate properties, gross	3,816,394	3,944,636
Accumulated depreciation	(394,060)	(375,147)
Total real estate properties, net	3,422,334	3,569,489
Assets of properties held for sale	126,014	253,501
Investments in unconsolidated joint ventures	41,634	43,665
Acquired real estate leases, net	924,594	1,056,558
Cash and cash equivalents	21,102	35,349
Restricted cash	3,583	3,594
Rents receivable, net	70,639	72,051
Deferred leasing costs, net	34,697	25,672
Other assets, net	159,725	178,704
Total assets	$4,804,322	$5,238,583

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$65,000	$175,000
Unsecured term loans, net	169,827	387,152
Senior unsecured notes, net	2,362,629	2,357,497
Mortgage notes payable, net	325,293	335,241
Liabilities of properties held for sale	1,953	4,271
Accounts payable and other liabilities	159,055	145,536
Due to related persons	6,593	34,887
Assumed real estate lease obligations, net	17,486	20,031
Total liabilities	3,107,836	3,459,615

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,113,444 and 48,082,903 shares issued and outstanding, respectively	481	481
Additional paid in capital	2,611,570	2,609,801
Cumulative net income	116,127	146,882
Cumulative other comprehensive income (loss)	(495)	106
Cumulative common distributions	(1,031,197)	(978,302)
Total shareholders’ equity	1,696,486	1,778,968
Total liabilities and shareholders’ equity	$4,804,322	$5,238,583

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever OPI uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, OPI is making forward-looking statements. These forward-looking statements are based upon OPI’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by OPI’s forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond OPI's control. For example:

•
Mr. Blackman's statements that OPI made progress on its disposition program during the second quarter and that it is continuing to market properties may imply that OPI will continue to sell properties and that it will realize proceeds from those sales equal to or greater than the amount it expects. However, OPI may not complete its pending sales of properties and it may not successfully sell additional properties. In addition, OPI may not realize the proceeds it may target for its property sales and it may determine to set a different target proceeds amount from its property sales. Further, any property sales it may complete may be at amounts that are less than OPI's carrying values and OPI may incur losses with respect to properties it may sell or seek to sell,

•
Mr. Blackman's statements regarding OPI's leasing activity may imply that similar or better results will be achieved in the future. However, OPI cannot be sure that it will realize similar or better leasing results in the future,

•
Mr. Blackman's statements regarding OPI's higher property occupancy may imply that the occupancy at OPI's properties will continue to improve or that OPI will be able to maintain any increased occupancy it may realize at its properties. OPI's ability to increase or maintain the occupancy at its properties depends on various factors, including market conditions, tenants' demand for OPI's properties, the timing of lease expirations and OPI's ability to successfully compete for tenants, among other factors. As a result, OPI's property occupancy may or may not increase and could decline,

•
OPI has entered agreements to sell 14 properties for an aggregate sales price of approximately $347.3 million, excluding closing costs. These sales are subject to conditions. Those conditions may not be satisfied and these sales may not occur, may be delayed or their terms may change, and

•
OPI has entered an agreement to acquire a land parcel near one of its properties located in Boston, MA for $2.9 million, excluding acquisition related costs. This acquisition is subject to conditions. Those conditions may not be satisfied and this acquisition may not occur, may be delayed or the terms may change.

The information contained in OPI’s filings with the SEC, including under “Risk Factors” in OPI’s periodic reports, or incorporated therein, identifies other important factors that could cause OPI’s actual results to differ materially from those stated in or implied by OPI’s forward-looking statements. OPI’s filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

(END)